Exhibit 32.2

Certification of Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of ChyronHego Corporation, a New York corporation (the "Company"), hereby certifies that:

The Quarterly Report for the quarter ended September 30, 2013 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, as applicable, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 14, 2013	/s/ Jerry Kieliszak
Jerry Kieliszak
Senior Vice President and
Principal Financial Officer